EXHIBIT 4.1
FOURTH AMENDMENT TO THE
SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
     This FOURTH AMENDMENT TO THE SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of June 13, 2007 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer, WFN Credit Company, LLC (“WFN Credit”), as Transferor, and BNY Midwest Trust Company (“BNY Midwest”), as Trustee of World Financial Network Credit Card Master Trust (the “Issuer”), to the Second Amended and Restated Pooling and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor and BNY Midwest, as Trustee (as amended by the Omnibus Amendment, dated as of March 31, 2003, the Second Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of May 19, 2004 and the Third Amendment to the Second Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2005 and as further amended from time to time, the “Pooling Agreement”). Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Pooling Agreement.
     WHEREAS, the parties hereto desire to amend the Pooling Agreement as set forth below;
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
     SECTION 1. Amendments to the Pooling Agreement. (a) Section 1.1 of the Pooling Agreement is hereby amended by amending the definition of “Approved Portfolio” to read as follows:
     ““Approved Portfolio” means any Identified Portfolio and any additional portfolio that is designated as an Approved Portfolio pursuant to Section 2.8(e). Once a portfolio is designated as an Approved Portfolio, it shall remain an Approved Portfolio notwithstanding a change in the name of the Merchant or rebranding of the retail establishment at which, or a catalogue sales business through which, goods or services may be purchased under an Account.”
     (b) Section 2.8(e) of the Pooling Agreement is hereby amended by adding the following sentence immediately after the second sentence of Section 2.8(e):
     “The Transferor shall deliver to the Trustee and each Rating Agency a list of Approved Portfolios identifying all credit card programs on or before April 30 of each year commencing with April 30, 2008.”
     (c) Section 3.5 of the Pooling Agreement is hereby amended in its entirety to read as follows:
“SECTION 3.5. Annual Certificate of Servicer. Unless Servicer has been relieved of all of its obligations under this Agreement because the final series has been repaid during the prior fiscal year,
Fourth Amendment to Pooling Agreement

on or before the 90th day following the end of each fiscal year of the Trust for which an Officer’s Certificate is not required to be furnished by the Servicer pursuant to Section 3.6(a)(i), the Servicer shall deliver to the Trustee, each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement, and each Rating Agency an Officer’s Certificate of the Servicer substantially in the form of Exhibit C.”
     (d) Section 3.6(a) of the Pooling Agreement is hereby amended in its entirety to read as follows:
“(a)(i) So long as the Transferor, the Trust or World Financial Network Credit Card Master Note Trust is subject to the reporting requirements of the Exchange Act with respect to the Investor Certificates or asset-backed notes that are secured by Investor Certificates, Servicer shall deliver to the Trustee and Transferor on or before the 90th day following the end of each fiscal year of the Trust (beginning with the first fiscal year after fiscal year 2006 in which the Trust issues Investor Certificates that are subject to the reporting requirements of the Exchange Act or World Financial Network Credit Card Master Note Trust issues asset-backed notes that are secured by an Investor Certificate and that are subject to the reporting requirements of the Exchange Act), an Officer’s Certificate of the Servicer providing such information as is required under Item 1123 of Regulation AB under the Securities Act and the Exchange Act.
(ii) The Servicer shall deliver to the Issuer, the Transferor, the Trustee, and each Rating Agency on or before the 90th day following the end of each fiscal year of the Issuer, a report regarding the Servicer’s assessment of compliance with the applicable servicing criteria specified in Item 1122(d) of Regulation AB during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act.
     (e) Section 3.6(b) of the Pooling Agreement is hereby amended in its entirety to read as follows:
(b) On or before the 90th day following the end of each fiscal year of the Issuer, Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to Servicer) to furnish a report to the Issuer, the Trustee, and the Transferor that attests to, and reports on, the Servicer’s assessment delivered pursuant to Section 3.6(a)(ii), which attestation report shall be made in accordance with the requirements of Rules 13a-18 and 15d-18 of the Exchange Act.
Fourth Amendment to Pooling Agreement

The attestation report required by this paragraph may be replaced, at the Servicer’s option, by any similar attestation report using standards which are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no-action” letter or similar guidance promulgated by the Securities and Exchange Commission.
     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective, as of the date hereof (the “Effective Date”), upon (i) receipt by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto, (ii) satisfaction of each of the conditions precedent described in Section 13.1(a) of the Pooling Agreement and (iii) delivery to each Rating Agency and the Trustee of a list of Approved Portfolios identifying all credit card programs, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     SECTION 3. Effect of Amendment; Ratification. (a) On and after the Effective Date, this Amendment shall be a part of the Pooling Agreement and each reference in the Pooling Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Pooling Agreement shall mean and be a reference to the Pooling Agreement as amended hereby.
     (b) Except as expressly amended hereby, the Pooling Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.
     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 7. Trustee Disclaimer. Trustee shall not be responsible for the validity or sufficiency of this amendment, nor for the recitals contained herein.
[Signature Page Follows]
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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer
By:	/s/ Daniel T. Groomes
	Name:	Daniel T. Groomes
	Title:	President

WFN CREDIT COMPANY, LLC, as Transferor
By:	/s/ Daniel T. Groomes
	Name:	Daniel T. Groomes
	Title:	President

BNY MIDWEST TRUST COMPANY, as Trustee
By:	/s/ David H. Hill
	Name:	David H. Hill
	Title:	Assistant Vice President

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